Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

LL FLOORING HOLDINGS, INC.

INCORPORATED UNDER THE LAWS OF DELAWARE

EFFECTIVE SEPTEMBER 29, 2022

SECOND AMENDED AND RESTATED BYLAWS

OF

LL FLOORING Holdings, Inc.

Article I – Offices

1.Registered Office. LL Flooring Holdings, Inc. (the “Corporation”) shall have and maintain at all times (i) a registered office in the State of Delaware, which office shall be located at 251 Little Falls Drive, in the City of Wilmington, in the County of New Castle, in the State of Delaware 19808, or such other place as the Corporation may select in accordance with the requirements of the Delaware General Corporation Law, as in effect from time to time (the “DGCL”); and (ii) a registered agent located at such address whose name is Corporation Service Company, until changed from time to time as provided by the DGCL, as in effect from time to time.
2.Other Offices. The principal office of the Corporation may be located within or without the State of Delaware, as designated by the Board of Directors of the Corporation (referred to herein as the “Board of Directors” or the “Board”). The Corporation may have other offices and other places of business at such places within or without the State of Delaware as shall be determined by the Board or as may be required by the business of the Corporation.

Article II – Stockholders

1.Annual Meeting. The annual meeting of stockholders shall be held each year at the place, either within or without the State of Delaware (including by remote communication as authorized by Section 211(a)(2) of the DGCL), and at the date and time determined by the Board of Directors from time to time. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or by these Bylaws, shall be for the purpose of electing directors to succeed those whose terms expire and for such other purposes as may properly come before it, including such as shall be properly specified in the notice for the meeting pursuant to Section 4 of this Article II, and only business within such purposes may be conducted at the meeting.
2.Special Meeting. Subject to the rights of the holders of the preferred stock, par value $0.01 per share, of the Corporation (the “Preferred Stock”), special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office or by the Chairperson of the Board of Directors (hereinafter, the “Chairperson”). Any such special meeting shall be held at such place, either within or without the State of Delaware (including by remote communication as authorized by Section 211(a)(2) of the DGCL), and at such date and time determined by the Board or the Chairperson, as set forth in the notice of the meeting.
3.Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation unless a different place is fixed by the Board of Directors or the Chairperson or officer of the Corporation authorized to call such meeting and is specified in the notice of the meeting or the meeting is held in whole or in part by means of remote communication in accordance with Section 14 of this Article II.
4.Notice of Meetings.

(a) Except as otherwise provided by law or the Certificate of Incorporation, a written notice of the date, time and place of all meetings of stockholders, describing the purposes of the meeting, shall be given by the Secretary or an Assistant Secretary (or other person authorized by the Board of Directors to provide notice of such meeting) no fewer than ten (10) nor more than sixty (60) days before the meeting date to each stockholder entitled to vote at such meeting and to each stockholder who, by law or by the Certificate of Incorporation or by these Bylaws, is entitled to such notice, except that where any other minimum or maximum notice period for any action to be taken at such meeting is required under the DGCL, then such other minimum or maximum notice period shall control.

(b) If at any meeting action is proposed to be taken which, if taken, would entitle stockholders fulfilling the requirements of Section 262(d) of the DGCL to an appraisal of the fair value of their shares, the notice of such meeting shall contain a statement of that purpose and to that effect and shall be accompanied by a copy of that statutory Section.

5.Adjourned or Postponed Meetings.

(a) An annual or special meeting of stockholders may be adjourned to a different date, time, or place by the chairperson of such meeting or by the holders of a majority of the votes of the outstanding shares of capital stock entitled to be voted at the meeting who are present, in person or by proxy. If an annual or special meeting of stockholders is adjourned to a different date, time or place, written notice need not be given of the new date, time or place if the new date, time or place, if any, is announced at the meeting at which the adjournment is taken before adjournment; provided, however, that if the date for any adjourned meeting is more than 30 days after the date of the original meeting, or if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in conformity with this Article II. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. All notices to stockholders shall conform to the requirements of Article IV.

(b) Any previously scheduled annual or special meeting of stockholders may be postponed by resolution of the Board of Directors, upon public notice given prior to the date scheduled for such meeting.

6.Waiver of Notice. A stockholder may waive any notice of meeting required by law, the Certificate of Incorporation, or these Bylaws either before or after the date and time stated in the notice. The waiver shall be in writing, be signed by the stockholder entitled to the notice, and be delivered to the Corporation for inclusion with the records of the meeting. To the extent permitted by law, a stockholder’s attendance at a meeting, in person or by proxy, waives objection to (i) lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented. Any stockholder so waiving notice of a meeting shall be bound by the proceedings of such meeting in all respects as if due notice thereof had been given.
7.Quorum.

(a) Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, a majority of the votes entitled to be cast on the matter by a voting group, present in person or by proxy, constitutes a quorum of that voting group for action on that matter. As used in these Bylaws, a “voting group” includes all shares of one or more classes or series that, under the Certificate of Incorporation or the DGCL, are entitled to vote and to be counted together collectively on a matter at a meeting of stockholders.

(b) A share once represented for any purpose at a meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (i) the stockholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (ii) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting.

(c) If a quorum shall fail to attend any meeting, the chairperson of the meeting or the holders of a majority of the votes of the outstanding shares of capital stock entitled to be voted at the meeting who are present, in person or by proxy, may adjourn the meeting to another place, date and time, without notice other than as specified in Section 5 of this Article II.

8.Organization. The Chairperson or such person as the Chairperson may have designated or, in the absence of such person, such person as the Board of Directors may have designated, or, in the absence of such person, the Chief Executive Officer, or in such person’s absence, such person as may be chosen by the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairperson of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but in the absence of the Secretary, the secretary of the meeting shall be such person as the chairperson of the meeting appoints.
9.Conduct of Business.

(a) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. Subject to the requirements set forth in Section 9(b) below, the Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of the meeting shall have the right and authority to convene and to adjourn the meeting. The chairperson of the meeting shall also have the right and authority to determine the order of business and the procedure at the meeting, including such rules and regulations of the manner of voting and the conduct of discussion as seems to such person to be in order, and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting.

(b) The rules and regulations for the conduct of the meeting of stockholders adopted by the Board of Directors or prescribed by the chairperson of the meeting shall permit time for questions or comments by participants, and the Board of Directors may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the aggregate amount of time, and the amount of time each participant has, for questions or comments; and (vi) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting.

(c) The chairperson of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare at the meeting whether a matter or business was properly brought before the meeting. If such chairperson should determine that such matter is not properly brought before the meeting, such chairperson shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(d) Notwithstanding the foregoing provisions of this Section 9, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or item of business, such proposed business shall not be transacted and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

10.Voting and Proxies.

(a) Subject to the terms of the Preferred Stock, at any meeting of stockholders, each stockholder shall have, with respect to each matter voted upon at a meeting of stockholders, one vote for each share of stock entitled to vote owned by such stockholder of record according to the books of the Corporation, unless otherwise provided by law or by the Certificate of Incorporation.

(b) At any meeting of stockholders, a stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation may either (i) vote in person or (ii) appoint a proxy to vote or otherwise act by authorizing such proxy by an instrument in writing or a transmission permitted by law. An appointment of a proxy is effective when filed in accordance with the procedure established for the meeting or, if no such procedures are established, when received by the Secretary or other officer or agent authorized to tabulate votes. Unless otherwise provided in an appointment form, an appointment is valid for a period of three years from the date the stockholder signed the form or, if it is undated, from the date of its receipt by the officer or agent authorized to tabulate votes, unless and to the extent otherwise provided in the proxy. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them if the person signing appears to be acting on behalf of all the co-owners unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. Subject to the provisions of Section 212 of the DGCL (or any successor provision thereof) and to any express limitation on the proxy’s authority provided in the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the stockholder making the appointment.

(c) All voting, except as provided in the Certificate of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by a duly appointed proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

(d) In advance of any meeting of stockholders, the Board of Directors shall appoint one or more inspectors to act at the meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Before executing the duties of inspector, each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability and may perform such other duties not inconsistent herewith as may be requested by the Corporation.

11.Action at Meeting. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, if a quorum of a voting group exists, favorable action on a matter is taken by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action. The election of directors shall be conducted in the manner provided in the Certificate of Incorporation and each director so elected shall hold office as provided in the Certificate of Incorporation. The Corporation shall not directly or indirectly vote any share of its own stock.
12.No Action by Written Consent. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and such actions may not be taken by written consent of the stockholders.
13.Record Date. The Board of Directors may fix the record date in order to determine the stockholders entitled to receive notice of a meeting of stockholders, to demand a special meeting, to vote, or to take any other action. If a record date for a specific action is not fixed by the Board of Directors, such record date shall be that specified by the section of the DGCL dealing with that action (or any successor provision thereof) or, if no such record date is specified, in accordance with Section 213 of the DGCL (or any successor provision thereto). A record date fixed under this Section 13 may not be more than 60 days nor less than 10 days before the meeting or action requiring a determination of stockholders. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders is effective for any adjournment of the meeting unless the Board of Directors in its discretion fixes a new record date, which it shall do if the meeting is adjourned to a date more than 30 days after the date fixed for the original meeting.
14.Meetings by Remote Communications. Unless otherwise provided in the Certificate of Incorporation, or if authorized by the Board, any annual or special meeting of stockholders, whether such meeting is to be held at a designated place or by means of remote communication, may be conducted in whole or in part by means of remote communication. Subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communications: (i) participate in a meeting of stockholders and (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided that: (1) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (2) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (3) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
15.Form of Stockholder Action.

(a) Any vote, consent, waiver, proxy appointment or other action by a stockholder or by the proxy or other agent of any stockholder shall be considered given in writing, dated and signed, if, in lieu of any other means permitted by law, it consists of an electronic transmission that sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was authorized by the stockholder or proxyholder and transmitted by the stockholder, proxyholder or a person authorized to act for them and (ii) the date on which such stockholder, proxyholder or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received by the Corporation if it has been sent to any address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of stockholders.

(b) Any copy, facsimile or other reliable reproduction of a vote, consent, waiver, proxy appointment or other action by a stockholder or by the proxy or other agent of any stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, so long as the copy, facsimile or other reproduction is a complete reproduction of the entire original writing or transmission.

16.Stockholders List for Meeting.

(a) After fixing a record date for a meeting of stockholders, the office of the Corporation who had charge of its stock ledger shall prepare an alphabetical list of the names of all its stockholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each stockholder, but need not include an email address or other electronic contact information for any stockholder.

(b) The list of stockholders shall be available for inspection by any stockholder for any purpose germane to the meeting for a period beginning ten days prior to the meeting for which the list was prepared and continuing through the meeting: (i) during ordinary business hours, at the Corporation’s principal office; or (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. If the meeting is to be held at a place, then the list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall be made available on an electronic network and the information required to gain access to such list shall be provided with the notice of the meeting.

17.Stockholder Nominations of Director Candidates.

(a) (i) To be properly brought before an annual meeting or special meeting, nominations of persons for election to the Board of Directors or other business must be:

(A) specified in the notice of meeting given by or at the direction of the Board of Directors;

(B) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or

(C) otherwise properly brought before the meeting by a stockholder who is a stockholder of record of the Corporation (1) (x) at the time the notice required hereunder is delivered to the Secretary, (y) on the record date for determination of stockholders of the Corporation entitled to vote at the meeting and (z) at the time of the annual meeting or special meeting; (2) who is entitled to vote at the meeting; and (3) who complies with the notice procedures and disclosure requirements set forth in this Section 17 (the “Proposing Stockholder”).

(ii) For business to be properly brought before an annual meeting by a Proposing Stockholder:

(A) the Proposing Stockholder must have given timely notice thereof in writing to the Secretary; and

(B) the subject matter thereof must be a matter which is a proper subject matter for stockholder action at such meeting as required by (a)(iii) of this Section.

(iii) Except as otherwise provided in the Certificate of Incorporation, to be considered timely notice, a Proposing Stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation no earlier than the close of business on the 150th calendar day and no later than the close of business on the 120th calendar day, in each case before the date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. If no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then a Proposing Stockholder’s notice, in order to be considered timely, must be delivered to the Secretary not later than the later of the close of business on the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of such date was made. For the avoidance of doubt, a Proposing Stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 17. Such Proposing Stockholder’s notice shall set forth:

(A) With respect to a nomination of a person for election to the Board of Directors, as to each person who the Proposing Stockholder proposes to so nominate: (i) the name, age, business address and residence address of each nominee proposed in such notice (present and for the past five years); (ii) the principal occupation or employment of each such nominee; (iii) the Specified Information for such nominee and any member of the immediate family of such nominee, or any Affiliate or Associate (as such terms are defined below) of such nominee or any person acting in concert therewith; (iv) a description of any agreement, arrangement or understanding of the type described in clause (C)(iii) or (C)(iv) of this Section 17, but as it relates to each such nominee rather than the Proposing Stockholder; (v) if any such nominee is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or has received any compensation or other payment from any person or entity other than the Corporation, in each case in connection with candidacy or service as a director of the Corporation, a complete, accurate and detailed description of such agreement, arrangement or understanding (whether written or oral) and its terms or of any such compensation received; (vi) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (vii) the consent of the nominee to being named in a proxy statement as a nominee and to serving as a director if elected and a representation by the nominee to the effect that, if elected, the nominee will agree to and abide by all policies of the Board of Directors as may be in place at any time and from time to time; and (viii) with respect to each nominee for election or reelection to the Board of Directors, a completed and signed questionnaire, representation and agreement, and any and all other information as required by clause (a)(iii)(B) of this Section 17.

(B) In addition to the other requirements of this Section 17, each person who the Proposing Stockholder proposes to so nominate must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 17) to the Secretary (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five business days) and (ii) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five business days) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(C) As to the Proposing Stockholder and the beneficial owner, if any, on whose behalf the proposal or nomination is made (each, a “Holder” and, collectively, the “Holders”): (i) the name and address of each Holder, as it appears on the Corporation’s books, and of any Stockholder Associated Person; (ii) the class and number of shares of the Corporation that are owned beneficially and held of record by each Holder and any Stockholder Associated Person (provided that for purposes of this Section, any such person shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Corporation as to which such Holder and any Stockholder Associated Person has the right to acquire (whether such is right exercisable immediately or only after the passage of time or the fulfillment of a condition or both)); (iii) a description of any agreement, arrangement or understanding with respect to such nomination between or among any Holder and any Stockholder Associated Person, and any others (including their names) acting in concert with any of the foregoing; (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, any Holder or any Stockholder Associated Person, presently or within the past 12 months, the effect or intent of which is to mitigate loss, manage risk or benefit from share price changes for, or increase or decrease the voting power of, any Holder or any of its Affiliates or Associates with respect to shares of stock of the Corporation; (v) any direct or indirect legal, economic or financial interest of each Holder and any Stockholder Associated Person in the outcome of any vote to be taken (x) at any annual meeting or special meeting or (y) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by each Holder under these Bylaws; (vi) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each Holder and any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation; (vii) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which each Holder or any Stockholder Associated Person is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers, directors or employees, or any Affiliate of the Corporation, or any officer, director or employee of such Affiliate; (viii) any direct or indirect legal, economic or financial interest (including short interest) in the Corporation, any Affiliate of the Corporation, any officer, director or employee of the Corporation or any Affiliate thereof, or any principal competitor of the Corporation held by each Holder and any Stockholder Associated Person (the information in clauses (i) through (viii), collectively, the “Specified Information”); (ix) a representation by the Proposing Stockholder that such stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (x) with respect to clauses (iii), (iv) and (v) above, a representation that the Proposing Stockholder will promptly notify the Corporation in writing of the same as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed.

(D) With respect to all business other than director nominations, a Proposing Stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting or properly called special meeting, as the case may be: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the text of any proposal or business (including the text of any resolutions proposed to be considered and in the event such business includes a proposal to amend these Bylaws the language of the proposed amendment); (iii) any other information relating to each Holder required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (iv) a description of all agreements, arrangements, or understandings between or among such Proposing Stockholder, or any Affiliates or Associates of such Proposing Stockholder, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such Proposing

Stockholder or Stockholder Associated Person in such business, including any anticipated benefit therefrom to such Proposing Stockholder or any Stockholder Associated Person.

(iv) Notwithstanding anything in paragraph (a)(iii) of this Section 17 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least ten days before the last day a Proposing Stockholder may deliver a notice of nominations in accordance with paragraph (a)(iii) of this Section 17, a Proposing Stockholder’s notice required by this Section 17 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(v) A Proposing Stockholder shall further update and supplement its notice of any nomination or other business proposed to be brought before an annual meeting or special meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 17 shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Secretary not later than three business days after the later of the record date or the date notice of the record date is first publicly announced (in the case of the update and supplement required to be made as of the record date for the meeting) and not later than seven business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).

(vi) The Corporation may also, as a condition to any such nomination or business being deemed properly brought before any meeting, require any Proposing Stockholder or any proposed nominee to deliver to the Secretary, within five business days of any such request, such other information as may reasonably be requested by the Corporation, including, without limitation, such other information (A) as may be reasonably required by the Board of Directors, in its sole discretion, to determine (i) the eligibility of such proposed nominee to serve as a director and (ii) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (B) that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(b) Notwithstanding anything in these Bylaws to the contrary: (i) no nominations shall be made or business shall be conducted at any annual meeting or special meeting except in accordance with the procedures set forth in this Section 17; and (ii) unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting or special meeting pursuant to this Section 17 does not provide the information required under this Section 17 to the Corporation in accordance with the applicable timing requirements set forth in these Bylaws, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

(c) For purposes of this Section 17: (i) “close of business” on a particular day shall mean 5:00 p.m. local time in Richmond, Virginia on such day, and if an applicable deadline falls on the close of business on a day that is not a business day, then the applicable deadline shall be deemed to be the close of business on the immediately preceding business day; (ii) “delivery” of any notice or materials by a stockholder as required to be delivered under this Section 17 shall be made by both (A) hand delivery, overnight courier service, or by certified or registered mail, return receipt required, in each case, to the Secretary at the principal executive offices of the Corporation and (B) email to the Secretary; (iii) “business day” shall mean each Monday, Tuesday, Wednesday Thursday and Friday that is not a day on which banking institutions in Richmond, Virginia are authorized or obligated by law or executive order to close; (iv) “Affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act; (v) “Associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act; and (vi) “Stockholder Associated Person” shall mean as to any Holder (A) any person acting in concert with such Holder, (B) any person controlling, controlled by or under common control with such Holder or any of their respective Affiliates and Associates, or person acting in concert therewith and (C) any member of the immediate family of such Holder or an Affiliate or Associate of such person.

Article III – Directors

1.Powers. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, its Board of Directors. The Board of Directors may exercise (or grant authority to be exercised) all the powers and authority of the Corporation and do all such lawful acts and things except (i) as are by law or otherwise required or directed to be exercised or done by the stockholders or (ii) as and to the extent set forth in the Certificate of Incorporation or these Bylaws.
2.Number, Election and Qualification. Subject to the rights of the holders of the Preferred Stock, the number of directors shall be such number as is from time to time determined in the manner provided in the Certificate of Incorporation. The election of directors shall be conducted from time to time in the manner provided in the Certificate of Incorporation, and each director so elected shall hold office as provided in the Certificate of Incorporation; provided, however, that any director so elected in an uncontested election that does not receive an affirmative vote of the majority of the votes cast by shares entitled to vote in the election shall submit such person’s resignation to the Board of Directors. An election of directors will be “contested” if, in connection with any annual or special stockholders’ meeting (i) the Secretary shall have received one or more notices that a stockholder has nominated or proposes to nominate a person or persons for election as a director, which notice(s) purports to be in compliance with the advance notice requirements set forth in Section 17 of these Bylaws, irrespective of whether the Board of Directors at any time determines that any such notice is not in compliance with such requirements, and (ii) as of the date that is 14 days in advance of the date that the Corporation files its definitive proxy statement (regardless of whether or not thereafter amended, revised or supplemented) with the Securities and Exchange Commission each such notice has not been formally and irrevocably withdrawn by the applicable stockholder. Any election of directors that is not contested shall be “uncontested.” The Board of Directors is not legally obligated to accept such resignation and can take any factors and other information into consideration that it deems appropriate or relevant. No director need be a stockholder.
3.Vacancies; Reduction of Size of Board. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board of Directors, may be filled only in the manner provided in and to the extent permitted under the Certificate of Incorporation. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.
4.Resignation. Any director may resign at any time by delivering such person’s written resignation to the Board of Directors, the Chairperson (if any) or to the Secretary of the Corporation at its principal office. Such resignation shall be effective upon receipt unless it is specified therein to be effective at some later time. The acceptance of a resignation shall not be necessary to make it effective.

5.Removal. Subject to the rights of the holders of Preferred Stock, any director, or the entire Board of Directors, may only be removed from office in the manner provided in and to the extent permitted under the Certificate of Incorporation.
6.Chairperson of the Board of Directors. The Board of Directors shall, on an annual basis, elect one of its members to the office of Chairperson of the Board, and may elect one or more of its members to the office of Vice Chairperson, and from time to time define the powers and duties of such offices, notwithstanding any other provisions of these Bylaws; provided, however, that the Chairperson of the Board of Directors shall not be employed in an executive capacity by the Corporation, and shall be deemed independent as defined by the New York Stock Exchange requirements. In the event of the Chairperson’s temporary absence or incapacity, the Board of Directors shall appoint, by resolution, another independent director to preside as chairperson at meetings of stockholders and of the Board of Directors. In the case of the Chairperson’s death or permanent inability to act, the Board of Directors shall elect a Chairperson who is independent from among current directors or appoint a new director to serve as Chairperson. Such appointment shall be subject to the provisions of the Certificate of Incorporation. The Chairperson shall, in addition, have such other duties as the Board of Directors may prescribe that such person perform. It is specifically intended that the role of the Chairperson of the Board of Directors shall be separate from the role of the Chief Executive Officer. In addition to the duties of all Board members, the Chairperson shall be responsible for the following functions: (i) timing and agendas for Board meetings; (ii) nature, quantity and timing of information provided to the independent directors by the Corporation’s management; (iii) retention of counsel or consultants who report directly to the Board; (iv) implementation of corporate governance policies and procedures, including assisting the chairpersons of the various Board committees as requested; (v) receiving reports from the Nominating and Corporate Governance Committee regarding compliance with and implementation of corporate governance policies; and (vi) evaluating, along with Compensation Committee, the performance of the Chief Executive Officer. The Chairperson will share any reports prepared by Board committees with the full Board as appropriate.
7.Meetings.

(a) Annual Meetings. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event that such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as provided in Article II, Section 3 hereof.

(b) Regular Meetings. Regular meetings of the Board of Directors shall be held without notice at such time or times, on such date or dates and at such place or places as the Board of Directors may from time to time determine and publicized among all directors. A notice of each regular meeting shall not be required.

(c) Special Meetings. Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number), by the Chairperson of the Board, or by the Chief Executive Officer, and shall be held at such place, on such date, and at such time as they or he or she shall fix.

(d) Notice of Special Meeting. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each director by whom it is not waived by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the directors calling the meeting, in each case not less than 24 hours before the meeting. Notice of any such meeting need not be given to any director who shall waive such notice in conformity with Article IV hereof. A notice of a special meeting of the Board of Directors need not specify the purposes of the meeting unless required by the Certificate of Incorporation or these Bylaws. All notices to directors shall conform to the requirements of Article IV.

(e) Waiver of Notice of Special Meeting. A director may waive any notice of a special meeting before or after the date and time of the meeting. The waiver shall be in writing, signed by the director entitled to the notice, or in the form of an electronic transmission by the director to the Corporation, and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to such person of the meeting unless the director at the beginning of the meeting, or promptly upon such person’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

(f) Quorum. At any meeting of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for all purposes; provided, that if a quorum of directors shall fail to attend any meeting, any number of directors (whether one or more and whether or not constituting a quorum) constituting a majority of directors present at such meeting may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

(g) Action at Meeting. At any meeting of the Board of Directors at which a quorum is present (or such smaller number as may make a determination pursuant to Section 145 of the DGCL or any successor provision), business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present at such meeting at which there is a quorum, except as is required or provided by law, by the Certificate of Incorporation or by these Bylaws.

(h) Action Without Meeting. Unless the Certificate of Incorporation otherwise provides, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if the action is taken by the unanimous consent of the Board of Directors. The action without a meeting must be evidenced by written consent, which may be executed by each director in counterpart, describing the action taken, or delivered to the Corporation by mail or by electronic transmission to the address specified by the Corporation, or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of directors, and such written consents shall be included in the minutes of the Board or filed with the corporate records reflecting the action taken. Action taken under this Section 7 is effective when the last director signs or delivers the consent, unless the consent specifies a different effective date. A consent signed or delivered under this Section 7 has the effect of a meeting vote and may be described as such in any document.

(i) Telephone Conference Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors may permit any or all directors to participate in a regular or special meeting of the Board of Directors, or any meeting of any committee thereof, by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is considered to be present in person at the meeting.

(j) Interested Parties. A contract or transaction between the Corporation and one or more of its directors or officers who has a financial interest in said contract or transaction (such director or officer is hereinafter referred to as an “Interested Party”), or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers is an Interested Party, shall not be void or voidable solely for this reason or solely because the Interested Party is present or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, as long as: (a) the material facts as to the Interested Party’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though less than a quorum; or (b) the material facts as to the Interested Party’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders. Interested Parties who are directors of the Corporation shall recuse themselves from any vote regarding such contract or transaction, but may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof that authorizes the contract or transaction or for the purposes of taking action without a meeting pursuant to unanimous consent.

8.Committees.

(a) Standing Committees. The Board of Directors shall appoint from among its members directors to serve on an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Compliance and Regulatory Affairs Committee, each of which shall be composed of at least two directors or such higher number of directors as may be required by law or by the listing standards the New York Stock Exchange or such other stock exchange on which shares of the Corporation are listed, with such lawfully delegable powers and duties as it thereby confers or that are required by law or applicable listing standards.

(b) Other Committees. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, the Board of Directors, by vote of a majority of all the directors then in office, may from time to time establish one or more other committees of the Board and may delegate thereto such lawfully delegable powers and duties as it thereby confers. All members of any such committee shall serve at the pleasure of the Board of Directors, and the Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its actions to the Board of Directors. The Board of Directors shall have the power to rescind any action of any such committee, but no such rescission shall have retroactive effect unless the committee has taken an action that exceeded its delegated powers.

(c) Substitution of Members. In the absence or disqualification of any member of any committee and any alternate member serving in such person’s place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not such person or persons constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

(d) Delegable Authority. Pursuant to the powers delegated to it, a committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as otherwise provided by the DGCL.

(e) Term. Subject to the requirements specifically set forth in this Section 8, the Board may at any time change, increase or decrease the number of members of a committee or terminate the existence of a committee. The Board may at any time for any reason remove a director from serving as a committee member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The membership of the committee shall be appointed by the Board of Directors annually at the Annual Meeting of the Board of Directors, on recommendation of the Nominating and Corporate Governance Committee in consultation with the Chairperson of the Board of Directors to serve until the next Annual Meeting of the Board of Directors. The Board of Directors may, subject to the requirements specifically set forth in this Section 8, designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such person or persons constitute a quorum, may, subject to the requirements specifically set forth in this Section 8, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(f) Conduct of Business of Committees. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. A majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

9.Compensation. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

Article IV – Manner of Notice

1.Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, or by depositing such notice in the mail, postage paid. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at such person’s last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or if delivered through the mail, shall be the time of the giving of the notice. Notwithstanding the above, notice provided to the Board of Directors shall be deemed effective if delivered via email or by publication in any electronic system consistently utilized for publication of notices to the Board by the Corporation.
2.Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

Article V – Officers

1.Enumeration. The officers of the Corporation shall consist of such officers as the Board of Directors may determine from time to time, which may include but not be limited to, a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer, a Secretary, and such other officers, including but not limited to, a Chief Legal Officer, and one or more other Chief Officers, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Treasurers or Assistant Secretaries.
2.Election. Officers shall be elected by the Board of Directors, which shall consider such election at its first meeting after every annual meeting of stockholders. Any such officer elected by the Board of Directors shall be a “Board Elected Officer.” A Board Elected Officer may appoint one or more officers or assistant officers if authorized by the Board of Directors (an “Appointed Officer”). Each officer has the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

3.Qualification. No officer need be a stockholder of the Corporation. Any number of offices may be held by any person.
4.Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until such person’s successor is elected and qualified or until such person’s earlier resignation, removal, or termination.
5.Resignation. Any officer may resign by delivering such person’s written resignation to the Corporation at its principal office, and such resignation shall be effective upon receipt unless it is specified to be effective at some later time. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. An officer’s resignation shall not affect the Corporation’s contract rights, if any, with the officer.
6.Removal and Termination. The Board of Directors may remove and/or terminate any officer with or without cause by a vote of a majority of all directors then in office. Nothing herein shall limit the power of any Board Elected Officer to discharge a subordinate officer appointed by the Board Elected Officer.
7.Vacancies. Any vacancy in any office may be filled by the Board of Directors or by an Appointed Officer if so authorized by the Board of Directors.
8.Chief Executive Officer. If so elected, subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to such person by the Board of Directors and shall, subject to the direction of the Board of Directors, have general supervision and control over the day-to-day affairs of the Corporation. Such person shall have power to sign all contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation. In the case of the Chief Executive Officer’s temporary absence or inability to act, the Chairperson of the Board may act in such person’s place, unless the Board of Directors, by resolution, provides otherwise. In the case of the Chief Executive Officer’s death or permanent inability to act or the vacancy in such officer position, the Board may select any director, another Appointed Officer, or any other qualified person to serve; provided, however, that if the Chairperson is selected to become Chief Executive Officer, such person shall resign as Chairperson of the Board, and an independent director shall be appointed to serve as Chairperson.
9.President. If so elected, and subject to the provisions of these Bylaws and to the direction of the Board of Directors, a President shall perform all duties and have all powers that are commonly incident to the office of president, including the power to sign any stock certificates, or that are delegated to such person by the Chief Executive Officer or as designated from time to time by the Board of Directors.
10.Chief Officers, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, any Chief Officer, Executive Vice President, Senior Vice President or Vice President shall perform such duties and have such powers (a) as the Board of Directors may from time to time designate, or (b) in the absence of specific delegation by the directors, then as the Chief Executive Officer or President may from time to time designate.
11.Chief Financial Officer. The Chief Financial Officer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and have responsibility for maintaining the financial records of the Corporation. Such person shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide, and shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Chief Financial Officer shall also perform such other duties as the Board of Directors may from time to time prescribe.
12.Treasurer. If so elected, and subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Treasurer shall perform all duties and have all powers that the Board of Directors may delegate to such person from time to time. In addition to those responsibilities, the Treasurer may authenticate and sign on behalf of the Corporation any certificate representing any debt or equity security issued by the Corporation.
13.Secretary. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Secretary shall perform all duties and have all powers that the Board of Directors may delegate to such person from time to time. The Secretary shall issue all authorized notices for, and have responsibility for preparing minutes of, the meetings of stockholders and the Board of Directors, and for authenticating records of the Corporation. Such person shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe. In case a Secretary is not appointed or is absent, an Assistant Secretary shall keep a record of the meetings of the stockholders and of the Board of Directors and may authenticate records of the Corporation. In the absence of the Secretary from any meeting of stockholders, an Assistant Secretary (if one be appointed) or otherwise a temporary secretary designated by the chairperson of the meeting, shall perform the duties of the Secretary.
14.Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and perform such duties, respectively, as the Board of Directors may from time to time prescribe.
15.Other Powers and Duties; Delegation.

(a) Subject to these Bylaws, each officer of the Corporation shall have, in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to such person’s office, and such duties and powers as may be designated from time to time by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of such other officer.

(b) Whenever an officer or officers is absent, or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of any officer or officers to any director or directors.

(c) The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any other provision hereof.

16.Compensation. The compensation of the executive officers shall be fixed from time to time by the independent directors of the Board of Directors, or, if so authorized, by the Compensation Committee; provided, however, that the independent directors of the Board reserve the authority to approve the compensation of the Chief Executive Officer. An officer of the Corporation who serves as a director of the Corporation shall not also receive compensation for services in such person’s capacity as a director.
17.Employment Contracts. The Corporation may enter into employment contracts with officers that are authorized by the Board of Directors, or if so authorized, by the Compensation Committee; provided, however, that the independent directors of the Board of Directors reserve the authority to approve any employment contract with the Chief Executive Officer, the terms of which employment contracts extend beyond the terms of office of the directors. An employment contract shall be valid despite any inconsistent provision of these Bylaws relating to officers, including the removal of officers with or without cause, but shall not affect the authority of the Board of Directors to remove or fail to reappoint officers. Any removal or failure to reappoint an officer shall be without prejudice to the officer’s contract rights, if any, with the Corporation.
18.Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of such person’s duties, in such amount and with such surety as the Board of Directors may require.

Article VI – Execution of Corporate Instruments and

Voting of Securities Owned by the Corporation

1.Execution of Corporate Instruments.

(a) The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation.

(b) Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the Corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal shall be executed, signed or endorsed by the Chairperson of the Board or by the Chief Executive Officer; in the alternative, such documents may be executed by the Chief Financial Officer or the President and countersigned or attested by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. Certificates of stock shall be signed as set forth in Section 2 of Article VII of these Bylaws. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforementioned or in such other manner as may be directed by the Board of Directors.

(c) All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation, or in special accounts of the Corporation, shall be signed by such person or persons as the Board of Directors shall authorize so to do.

2.Voting of Securities Owned by Corporation. All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors or, in the absence of such authorization, by the Chairperson of the Board, or by the Chief Executive Officer (if there be such an officer appointed), or by the Chief Financial Officer (if there be such an officer appointed) or the President (if there be such an officer appointed).

Article VII – Capital Stock

1.Issuance and Consideration. Subject to any applicable requirements of law, the Certificate of Incorporation or these Bylaws, the Board of Directors may direct the Corporation to issue the number of shares of each class or series of stock authorized by the Certificate of Incorporation. The Board of Directors may authorize shares to be issued for any valid consideration. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for shares to be issued is adequate. That determination by the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable. Subject to any applicable requirements of law, the Certificate of Incorporation or these Bylaws, the Board of Directors shall determine the terms upon which the rights, options, or warrants for the purchase of shares or other securities of the Corporation are issued by the Corporation and the terms, including the consideration, for which the shares or other securities are to be issued.

2.Share Certificates. If shares are represented by certificates, at a minimum each share certificate shall state on its face: (a) the name of the Corporation and that it is organized under the laws of The State of Delaware; (b) the name of the person to whom issued; and (c) the number and class of shares and the designation of the series, if any, the certificate represents. If different classes of shares or different series within a class are authorized, then the variations in rights, preferences and limitations applicable to each class and series, and the authority of the Board of Directors to determine variations for any future class or series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the stockholder this information on request in writing and without charge. Unless shares can be issued only in uncertificated form, each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, either manually or in facsimile, the Chairperson or Vice Chairperson of the Board of Directors (if there be such officers appointed) or the Chief Executive Officer, the President, an Executive Vice President, a Senior Vice President or a Vice President, and by the Chief Financial Officer, Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, or any two officers designated by the Board of Directors, certifying the name of shares owned by such person. Any or all of the signatures on the certificate may be by facsimile, and any such certificate shall bear the corporate seal or its facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate shall be nevertheless valid.
3.Uncertificated Shares. The Board of Directors may authorize the issue of some or all of the shares of any or all of the Corporation’s classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, upon the request of any stockholder, the Corporation shall send the stockholder a written statement of the information required by the DGCL to be on physical share certificates of the Corporation.
4.Record and Beneficial Owners. The Corporation shall be entitled to treat as the stockholder the person in whose name shares are registered in the records of the Corporation or, if the Board of Directors has established a procedure by which the beneficial owner of shares that are registered in the name of a nominee will be recognized by the Corporation as a stockholder, the beneficial owner of shares to the extent provided in such procedure.
5.Lost or Destroyed Certificates. The Board of Directors of the Corporation may, subject to Delaware Code, Title 6, Section 8-405 (or any successor provision), determine the conditions upon which a new share certificate may be issued in place of any certificate alleged to have been lost, destroyed, or wrongfully taken. The Board of Directors may, in its discretion, require the owner of such share certificate, or such person’s legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of the new certificate.
6.Transfers. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to any restrictions on transfer and except when a certificate is issued in accordance with Section 8 of Article VII of these Bylaws, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

7.Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or for the purposes of any other lawful action, the Board of Directors may fix a record date in accordance with Section 13 of Article II of these Bylaws.
8.Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.
9.Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
10.Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation; and in the case of a dividend paid in shares of theretofore unissued capital stock of the Corporation, the Board of Directors shall, by resolution, direct that there be designated as capital in respect of such shares an amount not less than the aggregate par value of such shares and, in the case of shares without par value, such amount as shall be fixed by the Board of Directors. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

Article VIII – Corporate Records

1.Records to be Kept.

(a) The Corporation shall keep as permanent records minutes of all meetings of its stockholders and Board of Directors, a record of all actions taken by the stockholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation or its agent shall maintain a record of its stockholders, in a form that permits preparation of a list of the names and addresses of all stockholders, in alphabetical order by class of shares showing the number and class of shares held by each. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(b) The Corporation shall keep within The State of Delaware a copy of such records at its principal office or an office of its transfer agent or of its Secretary or Assistant Secretary or of its registered agent as may be required by law.

Article IX – Indemnification

1.Indemnification of Directors and Officers. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, liens, amounts paid or to be paid in settlement and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.
2.Advance for Expenses. The right to indemnification conferred in this Section 2 shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorney’s fees) actually and reasonably incurred in defending any such proceeding in advance of its final disposition provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in such person’s capacity as such in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under this Section 2 or otherwise (an “undertaking”); and provided, further, that such advancement of expenses incurred by any person other than a director or officer shall be made only upon the delivery of an undertaking to the foregoing effect and may be subject to such other conditions as the Board may deem advisable.
3.Right of Claimant to Bring Suit. If a claim under Section 1 of this Article IX is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part, the claimant shall be entitled to be paid also the expense actually and reasonably incurred in prosecuting such suit. It shall be a defense to any such suit (other than a suit brought to enforce a right to advancement of expenses where the required undertaking has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct set forth in the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such standard, shall be a defense to the suit or create a presumption that the claimant has not met the applicable standard of conduct.
4.Non-Exclusivity of Rights; Accrued Rights. The right to indemnification and advancement of expenses conferred in Section 1 of this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Such rights shall be contract rights, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Any repeal or modification of this Article IX shall not adversely affect any right hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

5.Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
6.Other Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee not within the provisions of Section 1 of this Article IX or to any agent of the Corporation, subject to such conditions as the Board may deem advisable.
7.Savings Clause. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under Section 1 of this Article IX as to all expense, liability, and loss (including attorney’s fees, judgments, fines, ERISA excise taxes, penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article IX to the fullest extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.

Article X – Miscellaneous Provisions

1.Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors. If the Board makes no determination to the contrary, the fiscal year of the Corporation shall be the twelve months ending with December 31 in each year.
2.Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Treasurer or Assistant Secretary.
3.Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action, may be executed on behalf of the Corporation by the President, any Vice President or the Treasurer.
4.Voting of Securities. Unless otherwise provided by the Board of Directors, the President or Treasurer may waive notice of and act on behalf of this Corporation or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or stockholders of any other corporation, entity or organization, any of whose securities or interests are held by this Corporation.
5.Lobbying, and Political Contributions. The Board shall insure that any Corporation lobbying or political activity is conducted solely for promoting the commercial interests of the Corporation as a whole and is in the interest of its stockholders. The Board shall ensure that lobbying and political spending do not reflect narrow political preferences or the Corporation’s executives that have little or no bearing on the Corporation’s own commercial performance.
6.Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.
7.Amendments. The Board of Directors and stockholders may adopt, amend and repeal the Bylaws in the manner provided in the Certificate of Incorporation.

8.Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done within a specified number of days prior to an event or that an act be done during a specified period of days prior to an event, calendar days shall be used, the date or dates on which such act was done or not done shall be excluded, and the day or days of the event shall be included.
9.Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of such person’s duties, be fully protected in relying in good faith upon the books of account, reports and other records of the Corporation, and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters that such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

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